UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – May 5, 2015

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15540 Biscayne Blvd, North Miami, Florida 33160
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 5, 2015, Carrie J. Weiler resigned from her position as the Corporate Secretary of Gilla Inc. (the “Company”).  Mrs. Weiler had served as the Company’s Corporate Secretary since November 15, 2012.

(c) On May 5, 2015, the Company appointed Ashish Kapoor, 37, as its Interim Corporate Secretary.

Mr. Kapoor has served as the Company’s Chief Financial Officer since November 15, 2012. Mr. Kapoor has over 15 years of experience in providing capital markets advisory and assurance services as a finance professional. After obtaining his Chartered Accountant designation at Ernst & Young, for more than 10 years Mr. Kapoor advised clients across various industries, as an investment banker. As a senior vice president at Macquarie Capital Markets Canada Ltd., Mr. Kapoor was responsible for the Canadian telecom, media, entertainment and technology investment banking and principal investing group. Prior to Macquarie, Mr. Kapoor obtained his Chartered Accountant designation as part of the Ernst & Young’s Toronto practice. Mr. Kapoor is also a CFA Charter holder and holds a Masters of Accounting and a Bachelor of Arts degree from University of Waterloo.

The Company will not provide Mr. Kapoor with any additional compensation on account of his position as Interim Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: May 8, 2015	By:	/s/ J. Graham Simmonds
Name: J. Graham Simmonds
Title: Chief Executive Officer